EXHIBIT 99.5

Exchange Offer and Solicitation of Consents
by
U.S. CONCRETE, INC.
Offer to Exchange Any and All of its Outstanding
9.5% Convertible Secured Notes due 2015 (CUSIP Nos. 90333LAE2 and 90333LAF9) for
9.5% Senior Secured Notes due 2015
and
Solicitation of Consents to Amend that certain indenture, dated as of August 31, 2010, and related documents

The Exchange Offer will expire at 5:00 pm, New York City time, on March 15, 2013, unless extended by U.S. Concrete, Inc. (such time and date, as the same may be extended, the “Expiration Date”). Tendered Convertible Notes may be withdrawn and the related Consents may be revoked at any time prior to the Expiration Date, but not thereafter. Holders who desire to tender their Convertible Notes pursuant to the Exchange Offer must consent to the Amendments (as such term is defined in the Prospectus defined below) and Holders may not deliver Consents without tendering the related Convertible Notes.

To Our Clients who are Beneficial Owners of the 9.5% Convertible Secured Notes due 2015:
U.S. Concrete, Inc., a Delaware corporation (the “Company”), is offering to exchange for newly issued 9.5% Senior Secured Notes due 2015 (the “New Notes”) any and all of its outstanding 9.5% Convertible Secured Notes due 2015 (the “Convertible Notes”), on the terms and subject to the conditions set forth in its Prospectus dated February 6, 2013 (as the same may be amended or supplemented from time to time, the “Prospectus”) and in the related Letter of Transmittal and Consent (as the same may be amended or supplemented from time to time, the “Letter of Transmittal”), which together constitute the “Exchange Offer.” Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Prospectus.
Concurrently with the Exchange Offer, the Company is soliciting upon the terms and subject to the conditions set forth in the Prospectus (the “Consent Solicitation”) consents (“Consents”) from the Holders to the adoption of certain proposed amendments (the “Amendments”) to that certain indenture, dated as of August 31, 2010, by and among the Company, the Guarantors (as defined therein) and U.S. Bank National Association, as trustee and noteholder collateral agent (the “Trustee”), under which the Convertible Notes were issued (the “Indenture”). The Amendments will eliminate substantially all of the restrictive covenants and certain of the event of default provisions contained in the Indenture and Convertible Notes and provide for a release of all of the collateral securing the Convertible Notes.
In order to become operative, the Amendments with respect to the Indenture must be approved by the Holders of 66 2/3% of the outstanding principal amount of Convertible Notes not held by affiliates (as such term is defined in the Indenture); validly tendered Convertible Notes must be accepted pursuant to the Exchange Offer. By tendering Convertible Notes pursuant to the Exchange Offer, each Holder will be deemed to consent to the Amendments with respect to such Convertible Notes.
The total consideration for each $1,000 principal amount of Convertible Notes validly tendered and not withdrawn pursuant to the Offer is $1,260 principal amount of New Notes. In addition, accrued and unpaid interest up to, but not including, the settlement date of the Exchange Offer will be paid in respect of tendered Convertible Notes.
We are the holder of record of the Convertible Notes held by us for your account. A tender of such Convertible Notes and a delivery of the related Consent may be made only by us as the holder of record and only pursuant to your written instructions in the form attached hereto (the “Instruction Form”). The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Convertible Notes held by us for your account or to deliver the related Consents.
We request instructions as to whether you wish to have us tender on your behalf any or all of such Convertible Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus, and to have us deliver the related Consents to the Amendments. We urge you to read carefully the Prospectus, Letter of Transmittal and the other materials provided herewith before instructing us to tender your Convertible Notes or deliver your Consent.
Your attention is directed to the following:

1.The Exchange Offer will expire at 5:00 pm, New York City time, on March 15, 2013, unless the Expiration Date is extended. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf.
2.The Convertible Notes may be tendered and Consents may be delivered only in principal amounts equal to minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted.
3.The Exchange Offer is for any and all Convertible Notes that are outstanding.
4.All Holders who desire to Consent must tender the Convertible Notes to which the Consents relate. You cannot Consent without also tendering pursuant to the Prospectus to which the Consents relate. Tendering Holders who also tender their Convertible Notes may withdraw any tender of Convertible Notes and revoke the related Consents at any time prior to the Expiration Date, but not thereafter. A valid withdrawal of tendered Convertible Notes before the Expiration Date shall be deemed a revocation of the related Consent.
5.If the Minimum Consent Condition is satisfied and the Amendments become operative, Convertible Notes that are not exchanged pursuant to the Exchange Offer will no longer be entitled to the benefits of substantially all of the restrictive covenants contained in the applicable Indenture and the Convertible Notes (other than, among other covenants, the covenant to pay interest and premium, if any, on and principal of, the Convertible Notes when due) and certain events of default and related provisions or to have any security interest in the collateral currently securing the Convertible Notes. In addition, the reduced amount of outstanding Convertible Notes as a result of the purchase of Convertible Notes pursuant to the Exchange Offer may adversely affect the trading market, liquidity and market price of the Convertible Notes.
6.In all cases, the purchase of Convertible Notes tendered and accepted for purchase pursuant to the Exchange Offer will be made only after all conditions to the Exchange Offer described in the Prospectus have been satisfied or waived, and after timely receipt by the Exchange and Information Agent of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents.
Neither the management of the Company nor its board of directors, the Exchange and Information Agent or their respective affiliates make any recommendation to any Holder as to whether to tender any Convertible Notes or deliver any Consents in connection with the Exchange Offer and Consent Solicitation. The Company has not authorized any person to make any such recommendation. Holders should carefully evaluate all information in the Prospectus and Letter of Transmittal, consult their own investment and tax advisors, and make their own decisions about whether to tender Convertible Notes and, if so, how many Convertible Notes to tender and whether to deliver a Consent.
If you wish to have us tender any or all of your Convertible Notes held by us for your account or benefit and deliver any related Consents, please so instruct us by completing, executing and returning to us the Instruction Form. If you authorize us to tender your Convertible Notes for purchase any time prior to the Expiration Date, the entire aggregate principal amount of your Convertible Notes will be tendered for purchase, unless you specify a lesser amount on the attached Instruction Form.
THE COMPANY IS NOT PROVIDING FOR PROCEDURES FOR TENDERS OF CONVERTIBLE NOTES TO BE MADE BY GUARANTEED DELIVERY. ACCORDINGLY, HOLDERS MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS ON OR PRIOR TO THE EXPIRATION DATE. BECAUSE YOU HOLD YOUR CONVERTIBLE NOTES THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, YOU SHOULD CONSIDER THAT SUCH ENTITY MAY REQUIRE YOU TO TAKE ACTION WITH RESPECT TO THE EXCHANGE OFFER A NUMBER OF DAYS BEFORE THE EXPIRATION DATE IN ORDER FOR SUCH ENTITY TO TENDER CONVERTIBLE NOTES ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE. TENDERS NOT COMPLETED PRIOR TO 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE WILL BE DISREGARDED AND OF NO EFFECT.

INSTRUCTION FORM WITH RESPECT TO THE
EXCHANGE OFFER AND CONSENT SOLICITATION
U.S. CONCRETE, INC.
Offer to Exchange Any and All of its Outstanding
9.5% Convertible Secured Notes due 2015 (CUSIP Nos. 90333LAE2 and 90333LAF9) for
9.5% Senior Secured Notes due 2015
and
Solicitation of Consents to Amend that certain indenture, dated as of August 31, 2010, and related documents
The undersigned acknowledge(s) receipt of your letter enclosing the prospectus dated February 6, 2013 and the related Letter of Transmittal and Consent (which, together with any amendments or supplements thereto, collectively constitute the “Offer Documents”) by U.S. Concrete, Inc., a Delaware corporation (the “Company”), to exchange (the “Exchange Offer”) any and all of its outstanding 9.5% Convertible Secured Notes due 2015 (the “Convertible Notes”) for 9.5% Senior Secured Notes due 2015 (the “New Notes”).
The undersigned acknowledges and understands that Convertible Notes tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date but not thereafter. The undersigned further acknowledges that in order to validly tender Convertible Notes in the Exchange Offer, Holders of Convertible Notes are obligated to deliver, and by tendering will be deemed to have delivered, consents (the “Consents”) to the adoption of certain proposed amendments to that certain indenture, dated as of August 31, 2010, by and among the Company, Guarantors (as defined therein) and U.S. Bank National Association, as trustee and noteholder collateral agent (the “Trustee”), under which the Convertible Notes were issued (as amended and supplemented from time to time, the “Indenture”) and the Convertible Notes.
The undersigned understands that the Amendments will eliminate substantially all of the restrictive covenants and certain of the event of default provisions contained in the Indenture and Convertible Notes and provide for a release of all of the collateral securing the Convertible Notes.
This will instruct you to tender the principal amount of Convertible Notes indicated below (or, if no number is indicated below, the entire aggregate principal amount of Convertible Notes) held by you for the account or benefit of the undersigned upon the terms and conditions set forth in the Offer Documents. You are further instructed to deliver Consents to the Amendments in respect of the Convertible Notes to be tendered.

Type	Aggregate Principal Amount Held for Account of Holder(s)	Principal Amount to be Tendered and as to which Consents are Given*
9.5% Convertible Secured Notes due 2015

*
Unless otherwise indicated, the entire principal amount indicated in the box entitled “Principal Amount to be Tendered and as to which Consents are Given” will be tendered and Consents with respect thereto will be given. Consent to the Amendments is required with respect to all Convertible Notes tendered. The Convertible Notes may be tendered and Consents may be delivered only in principal amounts equal to minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted.

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